UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2017

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Events

Acquisition of 100% Interest in PoViva Teas, LLC

On October 25, 2017, Lexaria Bioscience Corp. (“we”, “us”, “our”, “Lexaria”, the “Company”) entered into a membership purchase agreement with its 51% majority owned subsidiary, PoViva Teas, LLC, and the minority owners of PoViva, Marian Washington and Michelle Reillo. Pursuant to the purchase agreement, we purchased the remaining 49% membership interest in PoViva. As a result of the acquisition, the Operating Agreement dated November 11, 2014 pursuant to which Lexaria acquired its initial 51% interest in PoViva, has terminated, and PoViva has become a wholly owned and controlled subsidiary of the Company. In consideration of the 49% interest, we paid to the sellers an aggregate cash purchase price of $70,000, and granted to the sellers an aggregate Net Profit Royalty equal to 5% of the net profits derived from the sale of products incorporating the PoViva patents developed by the sellers.

On November 2, 2017 we issued a news release announcing our acquisition of the PoViva membership interest. A copy of the news release is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Notice of U.S. Patent Allowance for its DehydraTECHTM Delivery of THC, NSAIDs, Nicotine and Vitamins

On October 31, 2017 Lexaria announced by news release that it has received a new Notice of Allowance from the United States Patent and Trademark Office (“USPTO”) for the use of its DehydraTECHTM food and beverage infusion technology. The notice of allowance covers use of DehydraTECHTM as a delivery platform for all cannabinoids including THC; fat soluble vitamins; non-steroidal anti-inflammatory pain medications (“NSAIDs”); and nicotine. A copy of the news release is filed as exhibit 99.2 to this current report and is hereby incorporated by reference.

Public Webinar

On October 27, 2017, Lexaria announced by news release that it would host its first-ever corporate web-meeting November 1, 2017 at 1:15PM Pacific, (4:15PM Eastern). The Company delivered its latest news and a short corporate presentation. A copy of the news release is filed as exhibit 99.3 to this current report and is hereby incorporated by reference. A copy of the investor presentation made at the webinar is filed as exhibit 99.4 to this current report and is hereby incorporated by reference.

THE DESCRIPTIONS OF THE AGREEMENT, NEWS RELEASES and INVESTOR PRESENTATION CONTAINED IN THIS CURRENT REPORT ARE SUMMARIES ONLY, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE EXHIBITS FILED HEREWITH AND WHICH ARE INCORPORATED HEREIN BY REFERENCE.

Item 9.01	Financial Statements and Exhibits

10.1	Membership Purchase Agreement dated October 23, 2017

99.1	News Release dated November 2, 2017 regarding Acquisition of 100% Interest in PoViva Teas, LLC

99.2	News Release dated October 31, 2017 regarding Notice of U.S. Patent Allowance

99.3	New Release dated October 27, 2017 re Public Webinar

99.4	Webinar Investor Presentation dated November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: November 2, 2017